As filed with the Securities and Exchange Commission on June 17, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 16, 2022

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022, B&G Foods announced that Erich A. Fritz, our Executive Vice President of Supply Chain, will retire on October 1, 2022. We entered into a retirement agreement with Mr. Fritz, pursuant to which he will receive certain retirement benefits, including: (1) salary continuation payments of $701,203, which reflects payment of 160% of his annual base salary for an additional one year following his retirement date, (2) one year of continued medical and dental coverage pursuant to COBRA, (3) a lump sum payment of $10,000, which reflects the estimated market value of life insurance and disability benefits for one year, and (4) the accelerated vesting on his retirement date of 6,722 shares of restricted stock. Pursuant to the terms of Mr. Fritz’s performance share long-term incentive award agreements, upon retirement Mr. Fritz will also be entitled to pro rata vesting and payment of performance shares, in each case subject to our company’s achievement of performance metrics over the remainder of the applicable performance periods. The retirement agreement also includes customary confidentiality, non-competition, non-solicitation and non-disparagement provisions and a general release by Mr. Fritz of claims against our company and certain related persons and entities. The full text of the retirement agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 8.01. Other Events.

On June 16, 2022, B&G Foods issued a press release to announce the formation of four business units and the transition from a function-based organization structure to a business unit structure. The four business units are Spices & Seasonings, Meals, Frozen & Vegetables and Specialty. We also announced the appointment of three business unit presidents, effective August 1, 2022. Jordan Greenberg, currently our Executive Vice President and Chief Commercial Officer, will transition to President of Spices & Seasonings, and remain an Executive Vice President of B&G Foods. Ellen Schum, currently our Executive Vice President and Chief Customer Officer, will transition to President of Specialty, and remain an Executive Vice President of B&G Foods. Kristen Thompson, currently Director of Marketing for Green Giant, will be promoted to President of Frozen & Vegetables, and will be appointed as a Senior Vice President of B&G Foods. B&G Foods has initiated an external search for the President of Meals and expects to announce that appointment by the end of August. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Retirement Agreement and General Release, dated as of June 16, 2022, between Erich A. Fritz and B&G Foods, Inc.

99.1	Press Release dated June 16, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 17, 2022	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary